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                                                     Exhibit 16

[LOGO OF PRICEWATERHOUSECOOPERS]
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                                                      PricewaterhouseCoopers LLP
                                                      Citrus Center
May 8, 2001                                           Suite 1200
                                                      255 S. Orange Avenue
                                                      Orlando FL 32801
                                                      Telephone (407)843 1190
                                                      Facsimile (407)244 7601




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Gencor Industries, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 8, 2001. We agree with the statements concerning our Firm in such Form 8-K. We make no comment, however, on the Registrant's representation in Item 4.(a)(iii) that corrective actions were taken on the reportable conditions.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP